UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2014

LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive, San Diego, CA	92111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of July 12, 2013 (the “Merger Agreement”), by and among Leap Wireless International, Inc., a Delaware corporation (the “Company”), AT&T Inc., a Delaware corporation (“AT&T”), Laser, Inc., a Delaware corporation (the “Stockholders’ Representative”), and Mariner Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Merger Sub”), on March 13, 2014, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of AT&T (the “Merger”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with, and at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety in accordance with the terms of the Merger Agreement.

A copy of the amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Leap Wireless International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ Robert J. Irving, Jr.
Name: Robert J. Irving, Jr.
Title: Chief Legal and Administrative Officer

Date: March 14, 2014